Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT ANNOUNCES $3 BILLION CREDIT FACILITY AND
INITIATES RECAPITALIZATION PLAN

Creates Immediate Liquidity Enhancement and Commences
Cash Tender for Senior Notes Maturing August 17, 2009

          NEW YORK — July 20, 2009 — CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today announced that it entered into a $3 billion loan facility provided by a group of the Company’s major bondholders. CIT further announced that it intends to commence a comprehensive restructuring of its liabilities to provide additional liquidity and further strengthen its capital position.

          Today’s actions, including a $3 billion secured term loan with a 2.5 year maturity (the “Term Loan Financing”), are intended to provide CIT with liquidity necessary to ensure that its important base of small and middle market customers continues to have access to credit. Term loan proceeds of $2 billion are committed and available today, with an additional $1 billion expected to be committed and available within 10 days.

          “We are pleased that CIT is in a position to continue to serve our valued small business and middle market customers,” said Jeffrey M. Peek, Chairman and CEO. “We appreciate the loyalty of our customers and the support we have received from numerous industry associations, particularly over the past few weeks. We are also extremely grateful to our employees for their continued hard work and dedication. With today’s announcement, our Board of Directors, management team, advisors, and a steering committee of bondholders, who are lenders under the Term Loan Financing, are now actively focused on a restructuring plan that will better position our Company for the long term. We look forward to continuing to work closely with the bondholders and all of CIT’s key stakeholders to achieve our objectives.”

          As the first step in a broader recapitalization plan, CIT has commenced a cash tender offer for its outstanding Floating Rate Senior Notes due August 17, 2009 (the “August 17 Notes”) for $825 for each $1,000 principal amount of notes tendered on or before July 31, 2009. Lenders in the Term Loan Financing have agreed to tender all of their August 17 notes. Additional details of the tender offer are described below. The Company and the Term Loan Financing steering committee will work together on the balance of the recapitalization plan, which is expected to include a comprehensive series of exchange offers designed to further enhance CIT’s liquidity and capital.

          Evercore Partners and Morgan Stanley are the Company’s financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP and Wachtell, Lipton, Rosen & Katz are legal counsel in connection with the financing and restructuring plan. Barclays Capital is arranger and administrative agent for the Term Loan Financing. Latham & Watkins is legal counsel to Barclays Capital.

          Additional information regarding the financing will be available in a Form 8-K to be filed by the Company with the Securities and Exchange Commission. Further, the Company’s earnings release and conference call previously scheduled for July 23, 2009, have been cancelled. The Company will report its results for the quarter ended June 30, 2009 when it files its quarterly report on Form 10-Q.

Details About the Tender Offer

As part of the restructuring plan, CIT has commenced a cash tender offer for its outstanding Floating Rate Senior Notes due August 17, 2009 (the “August 17

Notes”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated July 20, 2009 (the “offer to purchase”) and the related letter of transmittal (the “Offer”). Pursuant to the Offer, CIT is offering to purchase any and all of its August 17 Notes for $800 for each $1,000 principal amount of outstanding August 17 Notes tendered and not validly withdrawn prior to 12:00 midnight, New York City time, at the end of August 14, 2009 (unless extended by CIT). Holders who validly tender their August 17 Notes prior to 5:00 p.m., New York City time, on July 31, 2009 (unless extended by CIT, the “early delivery time”), and who do not validly withdraw their tenders, will be paid an additional $25 cash for each $1,000 principal amount of outstanding August 17 Notes tendered by the early delivery time. Tendered August 17 Notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on July 31, 2009 (unless extended by CIT), but not thereafter. Holders of August 17 Notes accepted in the Offer will also receive a cash payment equal to the accrued and unpaid interest in respect of such August 17 Notes from the most recent interest payment date to, but not including, the settlement date for the Offer.

     The Offer is conditioned upon, among other things, holders of August 17 Notes tendering and not withdrawing an amount of August 17 Notes equal to at least 90% of the aggregate principal amount of August 17 Notes outstanding (the “Minimum Condition”). The Minimum Condition may be waived by CIT and the Term Loan Financing steering committee. If the Minimum Condition is satisfied or waived, CIT intends to use the proceeds of the Term Loan Financing to complete the Offer and make payment for the August 17 Notes. There can be no assurances that the restructuring plan or the Offer can be completed successfully.

     Morgan Stanley & Co. Incorporated and BofA Merrill Lynch are the Dealer Managers for the Offer. D.F. King & Co., Inc. is the Depositary and Information Agent. Persons with questions regarding the Offer should contact Morgan Stanley & Co. Incorporated toll free at (800) 624-1808 or collect at (212) 761-

5384 or BofA Merrill Lynch at (980) 388-4813, Attn. Debt Advisory Services. Requests for documents should be directed to D.F. King & Co., Inc. toll free at (800) 758-5880 or collect at (212) 269-5550.

About CIT

CIT (NYSE: CIT) is a bank holding company with more than $60 billion in finance and leasing assets that provides financial products and advisory services to small and middle market businesses. Operating in more than 50 countries across 30 industries, CIT provides an unparalleled combination of relationship, intellectual and financial capital to its customers worldwide. CIT maintains leadership positions in small business and middle market lending, retail finance, aerospace, equipment and rail leasing, and vendor finance. Founded in 1908 and headquartered in New York City, CIT is a member of the Fortune 500. www.cit.com

Cautionary Statement

This press release is for informational purposes only and is not an offer to purchase the August 17 Notes. The Offer is only being made pursuant to the offer to purchase and the related letter of transmittal. The Offer is not being made to holders of the August 17 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that if the cash tender offer for the outstanding August 17 Notes is not consummated, the Company may need to seek protection under the US Bankruptcy Code, even if the tender offer is consummated, the risk that the $3 billion loan facility does not provide the liquidity that the Company is seeking due to material negative changes to the Company’s liquidity from draw down of loans by customers, the risk that the Company is unsuccessful in its efforts to effectuate a comprehensive restructuring of its liabilities, in which case the Company may be forced to seek bankruptcy relief. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

###

CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
ken.brause@cit.com